UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                               November 10, 2005
                Date of Report (Date of Earliest Event Reported)

                                  ZiLOG, Inc.
             (Exact name of Registrant as specified in its charter)


Delaware                             001-13748                   13-3092996
(State or other Jurisdiction     (Commission File No.)        (IRS Employer
of  Incorporation)                                          Identification No.)

                                532 Race Street
                           San Jose, California 95126
          (Address of principal executive offices, including zip code)

                                 (408) 558-8500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Executive Compensation

On November 10, 2005, the Board of the Registrant, taking into account the recommendation of the Compensation Committee, increased the annual base salary of Norman G. Sheridan, Executive Vice President of Technology and Operations ("Dr. Sheridan") by $12,000 to $277,008.

On November 10, 2005, the Board of the Registrant, taking into account the recommendation of the Compensation Committee, approved restricted stock grants of 60,000 shares to Perry J. Grace, Chief Financial Officer and Vice President of Finance and Dr. Sheridan, and 100,000 shares to James M. Thorburn, Chairman and Chief Executive Officer, in exchange for each executive's payment of the par value of the Registrant's common stock, which is $.01, for each share of restricted stock granted. The shares shall vest in their entirety upon the earlier occurrence of November 10, 2008 or a change in control of the Registrant.

Item 5.03 Amendments to Bylaws

On November 10, 2005, the Board approved amendments to the Registrant's Bylaws (the "Bylaws") to decrease the number of Directors from seven to five and removed the provision that the director designated by the informal committee of bondholders and the director who is also the Chief Executive Officer of the Corporation shall be members of each committee of the Board. The Bylaws, as amended, are filed with this report as Exhibit 99.1.

     (c)  Exhibits.

     The following exhibits are furnished with this report on Form 8-K:

     99.1    Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ZiLOG, INC.

                                       By:  /s/ Perry J. Grace
                                            --------------------------------
                                            Perry J. Grace
                                            Vice President and Chief Financial
                                            Officer

                                                        Date: November 17, 2005

EXHIBIT NUMBER              DESCRIPTION
--------------              -----------

    99.1             Amended and Restated Bylaws of ZiLOG, Inc.